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                                                                      Exhibit 99

                           VIISAGE TECHNOLOGY, INC.

                              AMENDED AND RESTATED
                       1997 EMPLOYEE STOCK PURCHASE PLAN


SECTION 1.  PURPOSE AND EFFECTIVE DATE.
--------------------------------------

1.1  Purpose.  The Viisage Technology, Inc. Amended and Restated 1997 Employee
     -------
Stock Purchase Plan (the "Plan") is intended to provide employees of Viisage Technology, Inc. (the "Company") with an opportunity to acquire a proprietary interest in the Company through the purchase of shares of the Common Stock of the Company (the "Shares") through accumulated payroll deductions. The Company intends to have the Plan qualify as an "employee stock purchase plan" under
Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). Accordingly, the Plan's provisions shall be construed so as to extend and limit participation in a manner consistent with the requirements of Code Section 423. The Plan shall be effective as of May 8, 2001.

SECTION 2.  DEFINITIONS.
-----------------------

2.1 "Base Pay" means regular straight-time earnings excluding payments for overtime, bonuses, special payments, commissions, and incentives.

2.2 "Committee" shall mean the Compensation Committee of the Board of Directors of the Company (the "Board"), or such other committee as described in
Section 13.
----------

2.3 "Continuous Status as an Employee" means the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of a leave of absence agreed to in writing by the Company, provided that such leave is for a period of not more than 90 days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

2.4 "Employee" means any person whose customary employment with the Company is regularly scheduled to be more than 20 hours per week and more than five months in any calendar year.

2.5  "Enrollment Date" means each January 1 and July 1.

2.6 "Exercise Date" means the last trading date of each March, June, September, and December, or such other trading days as the Committee shall from time to time establish prior to an Enrollment Date, for all options to be granted on such date.

2.7  "Offering Period" means, subject to Section 4.1, a period of six (6)
                                         -----------
months, at the conclusion of which options granted pursuant to the Plan are exercised.
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SECTION 3.  ELIGIBILITY.
-----------------------

3.1  Initial Eligibility.  An Employee shall be eligible to become a participant
     -------------------
under the Plan as of the first Enrollment Date coinciding with or next following his or her completion of ninety (90) days of Continuous Status as an Employee.

3.2  Restrictions on Participation.  Notwithstanding any provisions of the Plan
     -----------------------------
to the contrary, no Employee shall be granted an option to participate in the
Plan:

     3.2.1 if, immediately after the grant, such Employee (or any other person whose Shares would be attributed to such Employee pursuant to Code Section 424(d)) would own shares of stock and/or hold outstanding options to purchase shares of stock, possessing five percent (5%) or more of the total combined voting power or value of all classes of shares of stock of the Company or of its parent or subsidiary, if any; or

     3.2.2 which permits his or her rights to purchase shares of stock under all Section 423 employee stock purchase plans of the Company or of its parent or subsidiary, if any, to accrue at a rate which exceeds twenty-five thousand dollars ($25,000) in fair market value of the stock (determined at the time such option is granted) for each calendar year in which such option is outstanding.

SECTION 4.  OFFERING PERIODS.
----------------------------

4.1  Offerings.  The Plan shall be implemented by consecutive Offering Periods
     ---------
with Offering Periods commencing on January 1 and July 1 of each year and terminating on the last trading date of the Offering Periods ending June 30 and December 31, respectively, of that year, and with Offering Periods continuing thereafter until terminated in accordance with Section 19 and Section 23 hereof.
                                               ----------     ----------
The Committee shall have the power to change the duration and frequency of Offering Periods with respect to future offerings if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period to be affected.

SECTION 5.  PARTICIPATION.
-------------------------

5.1 An eligible Employee may become a participant in the Plan by completing a subscription agreement authorizing payroll deductions in the form of Exhibit A
                                                                     ---------
to this Plan and filing it with the Company during the period designated by the Company.

5.2 Payroll deductions for a participant shall commence on the first payroll following an Enrollment Date and shall end on the last payroll in the Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in Section 10.
                               ----------

SECTION 6.  PAYROLL DEDUCTIONS.
------------------------------

6.1 When a participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each payday during the Offering Period, subject to such dollar or percentage limitations during an Offering Period as the Committee shall determine prior to such

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Offering Period as described in the applicable subscription agreement; provided, however, that such deductions must be in whole percentages and the aggregate of such payroll deductions during the Offering Period shall not exceed eight percent (8%) of the participant's Base Pay during said Offering Period.

6.2 All payroll deductions made for a participant shall be credited to his or her account under the Plan. A participant may not make any additional payments into such account.

6.3 A participant may discontinue his or her participation in the Plan as provided in Section 10, or may decrease or increase the rate or amount of his or
            ----------
her payroll deductions on January 1 or July 1 (within the limitations of Section
                                                                         -------
6.1 and as determined by the Committee) by completing or filing with the Company
---
a new subscription agreement authorizing a change in the rate or amount of payroll deductions, provided, however, that no changes in the amount of payroll deductions shall increase the number of shares under any option granted prior to such change. The change in rate or amount shall be effective with the first full payroll period following five (5) business days after the Company's receipt of the new subscription agreement. Subject to the limitations of Section 6.1, a
                                                              -----------
participant's subscription agreement shall remain in effect for successive Offering Periods unless revised as provided herein or terminated as provided in
Section 10.
----------

6.4  Notwithstanding the foregoing, to the extent necessary to comply with
Section 423(b)(8) of the Code and Section 3.2 herein, a participant's payroll
                                  -----------
deductions may be decreased to 0% at such time during any Offering Period which is scheduled to end during the current calendar year that the aggregate of all payroll deductions accumulated with respect to such Offering Period and any other Offering Periods ending within the same calendar year equal $21,250. Payroll deductions shall recommence at the rate provided in such participant's subscription agreement at the beginning of the first Offering Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 10.
                           ----------

SECTION 7.  OPTION GRANTS.
-------------------------

7.1 At the beginning of each Offering Period, an eligible Employee participating in such Offering Period shall be granted an option to purchase during such Offering Period a maximum number of shares of the Company's Common Stock determined by dividing such Employee's planned payroll deductions for the Offering Period by eighty-five percent (85%) of the fair market value of a share of the Company's Common Stock at the beginning of the Offering Period (or as otherwise determined by the Committee). However, in no event shall an Employee be permitted to purchase during an Offering Period more than a number of shares determined by dividing $12,500 ($6,250 for the initial Offering Period) by the fair market value of a share of the Company's Common Stock at the beginning of each Offering Period during a calendar year, and provided further that such purchase shall be subject to the limitations set forth in Sections 3.2 and 12
                                                          -------------------
hereof.  Exercise of the option shall occur as provided in Section 8, unless the
                                                           ---------
participant has withdrawn pursuant to Section 10, and shall expire on the last
                                      ----------
day of the Offering Period. Fair market value of a share of the Company's Common Stock shall be determined as provided in Section 7.2.
                                                -----------

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7.2  The option price per share of the shares offered in a given Offering Period shall be the lower of (i) eighty-five percent (85%) of the fair market value of a share of the Common Stock of the Company at the beginning of an Offering Period; or (ii) eighty-five percent (85%) of the fair market value of a share of the Common Stock of the Company on the Exercise Date. The fair market value of the Company's Common Stock on a given date shall be the closing price of the Common Stock for such date, as reported by the NASDAQ National Market System. In the event the Common Stock is listed on a stock exchange, the fair market value per share shall be the closing price on such exchange on such date, as reported in the Wall Street Journal. In the event the Common Stock is not listed or reported, the fair market value shall be determined by the Board in its discretion.

SECTION 8.  EXERCISE OF OPTION.  Unless a participant withdraws from the Plan as
------------------------------
provided in Section 10, his or her option for the purchase of shares will be
            ----------
exercised automatically on the last Exercise Date of the Offering Period, and the maximum number of full shares subject to option shall be purchased for such participant at the applicable option price with the accumulated payroll deductions in his or her account. Any amount remaining in the participant's account after an Exercise Date shall be held in the account until the next Exercise Date of an Offering Period, unless the Offering Period has been oversubscribed or has terminated with such Exercise Date, in which case such amount shall be refunded to the participant.

In no event may options be exercised later than five years after the date of grant, and said options shall be deemed to have expired if not exercised within that time. During a participant's lifetime, a participant's option to purchase shares hereunder is exercisable only by him or her.

SECTION 9.  DELIVERY.  As promptly as practicable after each Exercise Date on
--------------------
which a purchase of shares occurs, the Company shall arrange the delivery to each participant, as appropriate, of a certificate representing the shares purchased upon exercise of his or her option.

SECTION 10.  WITHDRAWAL; TERMINATION OF EMPLOYMENT.
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10.1  A participant may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by giving written notice to the Company in the form of Exhibit B hereto. All of the participant's payroll deductions
            ---------
credited to his or her account will be paid to such participant promptly after receipt of notice of withdrawal and such participant's option for the Offering Period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made during the Offering Period. If a participant withdraws from an Offering Period, payroll deductions will not resume at the beginning of the succeeding Offering Period unless the participant delivers to the Company a new subscription agreement.

10.2 Upon termination of the participant's Continuous Status as an Employee prior to an Exercise Date for any reason, including retirement or death, the payroll deductions credited to such participant's account during the Offering Period but not yet used to exercise the option will be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 14, and such participant's option will be
                       ----------
automatically terminated.

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10.3  In the event an Employee fails to remain in Continuous Status as an
Employee of the Company during an Offering Period in which the Employee is a participant, he or she will be deemed to have elected to withdraw from the Plan and the unused payroll deductions credited to his or her account will be returned to such participant and such participant's option terminated.

10.4 A participant's withdrawal from an Offering Period will not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which continue after the termination of the Offering Period from which the participant withdraws.

SECTION 11.  INTEREST.  No interest shall accrue on payroll deductions of a
----------------------
participant in the Plan.

SECTION 12.  STOCK.
------------------

12.1 The maximum number of shares of the Company's Common Stock which shall be made available for sale under the Plan shall be three hundred forty thousand (340,000) shares, subject to adjustment upon changes in capitalization of the Company as provided in Section 18. If on a given Exercise Date the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.

12.2 The participant will have no interest or voting right in shares covered by his or her option until such option has been exercised.

12.3 Shares to be delivered to a participant under the Plan will be registered in the name of the participant or in the name of the participant and his or her spouse.

SECTION 13.  ADMINISTRATION.
---------------------------

13.1 The Plan shall be administered by the Board or a committee of members of the Board appointed by the Board. The administration, interpretation, or application of the Plan by the Board or its committee shall be final, conclusive, and binding upon all participants. Members of the Board who are eligible Employees, if any, are permitted to participate in the Plan provided that:

     13.1.1 Members of the Board who are eligible to participate in the Plan may not vote on any matter affecting the administration of the Plan or the grant of any option pursuant to the Plan.

     13.1.2 If a Committee is established to administer the Plan, no member of the Board who is eligible to participate in the Plan may be a member of the Committee.

     13.1.3  Notwithstanding the provisions of Section 13.1.1, in the event that
                                               --------------
     Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange

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     Act"), or any successor provision ("Rule 16b-3") provides specific requirements for the administrators of plans of this type, the Plan shall only be administered by such body and in such a manner as shall comply with the applicable requirements of Rule 16b-3.

SECTION 14.  DESIGNATION OF BENEFICIARIES.
-----------------------------------------

14.1 A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death prior to exercise of the option. Such designation shall be in the form of Exhibit A hereto.
                                         ---------

14.2 Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

SECTION 15.  TRANSFERABILITY.
----------------------------

15.1 Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the participant, other than by will, the laws of descent and distribution or as provided in Section 14. Any such attempt at assignment, transfer, pledge, or
               ----------
other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10.
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SECTION 16.  USE OF FUNDS.
-------------------------

16.1 All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

SECTION 17.  REPORTS.
--------------------

17.1 Individual accounts will be maintained for each participant in the Plan. Statements of account will be given to participating Employees.

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SECTION 18.   ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.
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18.1  Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but have not yet been placed under option (collectively, the "Reserves"), as well as the price per share of Common Stock covered by each option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination, or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding, and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

     In the event of the proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Plan shall be assumed or an equivalent option shall be assumed or substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the participant shall have the right to exercise the option as to all of the optioned stock, including shares as to which the option would not otherwise be exercisable. If the Board makes an option fully exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify the participant that the option shall be fully exercisable for a period of thirty (30) days from the date of such notice (but if the Committee determines that 30 days' notice would be disruptive to the reorganization transaction with respect to which such notice is given, then the Committee may give such shorter notice as the circumstances reasonably require, but in no event less than 10 days), and the option will terminate upon the expiration of such period. The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalization, rights offerings, or other increases or reductions of shares of its outstanding Common Stock, and in the event of the Company being consolidated with or merged into any other corporation.

SECTION 19.  AMENDMENT OR TERMINATION.
-------------------------------------

19.1 The Board may at any time and for any reason terminate or amend the Plan. Except as provided in Section 18, no such termination can affect options
                      ----------
previously granted. In addition, to the extent necessary to comply with Rule 16b-3 or Code Section 423, or any other successor rule

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or provision or any other applicable law or regulation, the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required.

SECTION 20. NOTICES.
-------------------

20.1 All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Board at the location, or by the person, designated by the Board for the receipt thereof.

SECTION 21.  SHAREHOLDER APPROVAL.
---------------------------------

21.1 Continuance of the Plan shall be subject to approval of the shareholders of the Company within 12 months before or after the date the Plan is adopted. Such shareholder approval shall be obtained in the degree and manner required under Delaware General Corporation Law and in accordance with federal securities regulations, including without limitation Section 14 of the Securities Exchange Act of 1934.

SECTION 22.  CONDITIONS UPON ISSUANCE OF SHARES.
-----------------------------------------------

22.1 Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock market or exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

SECTION 23. TERM OF PLAN.
------------------------

23.1 The Plan shall become effective on May 8, 2001 and shall continue in effect for a term of ten (10) years unless sooner terminated under Section 19.
                                                                   ----------

SECTION 24.  ADDITIONAL RESTRICTIONS OF RULE 16B-3.
--------------------------------------------------

24.1 The terms and conditions of options granted hereunder to, and the purchase of shares by, persons subject to Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3. This Plan shall be deemed to contain, and such options shall contain, and the shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

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                                   EXHIBIT A

                          EMPLOYEE STOCK PURCHASE PLAN
                             SUBSCRIPTION AGREEMENT

Enrollment Date: ___________________
(check one)
______ Original Application
______ Change in Payroll Deduction Amount
______ Change of Beneficiary(ies)

1 __________________ hereby elects to participate in the Viisage Technology Inc. Employee Stock Purchase Plan (the "Stock Purchase Plan") and subscribes to purchase shares of the Company's Common Stock in accordance with this Subscription Agreement and the Stock Purchase Plan. Capitalized terms not defined herein shall have the meanings set forth in the Stock Purchase Plan.

2. I hereby authorize payroll deductions from each paycheck in the amount of ____% (minimum of $10) on each payday during the Offering Period in accordance with the Stock Purchase Plan. However, I understand that the total amount of payroll deductions during the Offering Period may not exceed 8% of my base pay during the Offering Period, and my total payroll deductions for any calendar year may not exceed $21,250 ($10,625 per Offering Period). I acknowledge that, subject to the limitations described in this section and the Stock Purchase Plan, I may file a new subscription agreement to increase or decrease my payroll deductions on January 1 and July 1 of any year.

3. I understand that said payroll deductions shall be accumulated for the purchase of shares of Common Stock at the applicable purchase price determined in accordance with the Stock Purchase Plan. I understand that if I do not withdraw from an Offering Period any accumulated payroll deductions will be used to automatically exercise my option at the end of the Offering Period.

4. I understand that I may request a copy of the complete Viisage Technology, Inc. Employee Stock Purchase Plan.

5. Shares purchased for me under the Stock Purchase Plan should be issued in the name(s) of: _____________________________________________________________

6. I acknowledge that, under the Internal Revenue Code, there are special tax "holding period" rules that govern the tax consequences of buying and selling shares under the Stock Purchase Plan. I understand that if I dispose of shares purchased under the Plan within two years of the beginning of the applicable Offering Period (i.e. the date of grant) or within one year of the Exercise Date (i.e. the date the shares are transferred), I will be treated for federal income tax purposes as having received ordinary income at the time of the sale equal to the difference between my purchase price and the market value of the stock on the Exercise Date. Any amount

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in excess of that difference will be treated as capital gain. I hereby agree to notify the Company in writing within 30 days after the date of any such disposition.

I further understand that if I hold the shares for both the two year and one year holding period described above, at the time I dispose of the shares I will be treated for federal income tax purposes as having received ordinary income in an amount equal only to the lesser of (1) the difference between my purchase price and the market value of the stock on the Grant Date or (2) the difference between my purchase price and the actual sale price for my stock. Any additional gain I receive on the sale will be treated as capital gain.

7. I hereby agree to be bound by the terms of the Stock Purchase Plan. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Stock Purchase Plan.

8. In the event of my death, I hereby designate the following as my beneficiary(ies) to receive all payments and shares due me under the Stock Purchase Plan:

NAME: (Please print) __________________________________________________________
                     (First)               (Middle)         (Last)

___________________________                 ___________________________________
Relationship
                                            ___________________________________
                                            (Address)


NAME: (Please print) __________________________________________________________
                     (First)               (Middle)         (Last)

___________________________                 ___________________________________
Relationship
                                            ___________________________________
                                            (Address)


Employee's Social
Security Number:     _____________________________

Employee's Address:  __________________________________________________________

I UNDERSTAND THAT THIS SUBSCRIPTION AGREEMENT SHALL REMAIN IN EFFECT THROUGHOUT SUCCESSIVE OFFERING PERIODS UNLESS TERMINATED OR AMENDED BY ME.

_________________                 ____________________________________________
Date                              Signature of Employee

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                                   EXHIBIT B

                          EMPLOYEE STOCK PURCHASE PLAN

                              NOTICE OF WITHDRAWAL


The undersigned participant in the Offering Period of the Viisage Technology, Inc. Employee Stock Purchase Plan which began on _________________, 19__ hereby notifies the Company that he or she hereby withdraws from the Offering Period. He or she hereby directs the Company to pay to the undersigned as promptly as possible all the payroll deductions credited to his or her account with respect to such Offering Period. The undersigned understands and agrees that his or her option for such Offering Period will be automatically terminated. The undersigned understands that no farther payroll deductions will be made for the purchase of share in the current Offering Period and the undersigned shall be eligible to participate in succeeding Offering Periods only by delivering to the Company a new Subscription Agreement.

Name and Address of Participant:
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________

Signature:  __________________________________________________________________

Date:  _____________________________

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